 Exhibit 10.1

AMENDMENT NO. 5 TO

EDESA BIOTECH, INC.

2019 EQUITY INCENTIVE COMPENSATION PLAN

This Amendment No. 5 to the Edesa Biotech, Inc. 2019 Equity Incentive Compensation Plan (this “Amendment”) is made and entered into effective as of March 18, 2026 (the “Effective Date”), by Edesa Biotech, Inc., a British Columbia corporation (the “Company”).

RECITALS

WHEREAS, the Company previously adopted the Edesa Biotech, Inc. 2019 Equity Incentive Compensation Plan (the “Plan”);

WHEREAS, by written consent of the Company’s Board of Directors (the “Board”), dated as of the Effective Date, the Board approved an increase in the number of shares of the Company’s Common Shares reserved for issuance under the Plan by 750,000 shares; and

WHEREAS, the Board also approved elimination of the limit on the number of Common Shares that may be awarded as “Options” (as defined by the Plan) to a participant during any calendar year;

WHEREAS, pursuant to Section 9(f) of the Plan, the Board may amend, alter, suspend, discontinue or terminate the Plan, subject to obtaining the consent of the Company’s shareholders not later than the annual meeting next following such Board action if such shareholder approval is required;

WHEREAS, to record such modifications to the Plan, the Company has caused its authorized officer to execute this Amendment.

AGREEMENT

NOW THEREFORE, upon the requisite approval of its shareholders at its 2026 Annual General Meeting, the Plan is hereby amended as follows:

1. Section 4(a) of the Plan is hereby amended and restated to read as follows:

“(a) Limitation on Overall Number of Shares Available for Delivery Under Plan. Subject to adjustment as provided in Section 9(c) hereof, the total number of Shares reserved and available for delivery under the Plan after the Amendment Date (as defined below) shall be the sum of (i) 750,000 plus (ii) the number of Shares remaining available, as of immediately prior to the Amendment Date, for issuance of Awards under the Plan. Awards shall be counted against this limit as one (1) Share for every one (1) Share granted. Any Shares delivered under the Plan may consist, in whole or in part, of authorized and unissued shares. For purposes hereof, “Amendment Date” shall mean March 18, 2026.”

2. Section 5 of the Plan is hereby amended and restated to read as follows:

“5. Eligibility. Awards may be granted under the Plan only to Eligible Persons.”

3. Except as expressly modified by this Amendment, the Plan remains in full force and effect pursuant to its terms. All references to the Plan in other documentation shall be deemed to be a reference to the Plan as amended by this Amendment.

4. This Amendment shall be governed by and construed in accordance with the laws of British Columbia without giving effect to principles of conflict of laws.

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be duly executed effective as of the date first written above.

EDESA BIOTECH, INC.

/s/ Pardeep Nijhawan

Pardeep Nijhawan, MD

Director, Chief Executive Officer and Corporate Secretary